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                                                                  CONFORMED COPY


                       AMENDMENT NO. 2 TO CREDIT AGREEMENT


         AMENDMENT dated as of January 8, 1999 to the Amended and Restated Five-Year Credit Agreement dated as of January 30, 1998 (as heretofore amended, the "Credit Agreement") among K N ENERGY, INC. (the "Borrower"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent").

                              W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to such Credit Agreement as amended hereby.

         SECTION 2. Amendments to the Credit Agreement. (a) Definitions. (i)
Section 1.01 is amended by the addition in its appropriate alphabetical position of the following defined terms:

          "PEPS Units" means the 8.25% Premium Equity Participating Security Units issued by the Borrower in November 1998.

         (b) Updated Financial Information. Each reference to "1996" in Section 4.04(a) and in the definition of "Borrower's 1996 Form 10-K" is changed to "1997." Each reference to "1997" in Section 4.04(b) and (c) and in the definition of "Borrower's Latest Form 10-Q" is changed to "1998".

         (c) Year 2000 Readiness. Article 4 is amended by inserting the following Section 4.13:

                  Section 4.13. Year 2000 Readiness. The Borrower has (i) initiated a review and assessment of all areas within the business and operations of the Borrower and each of its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable. The Borrower reasonably believes that all mission-critical computer applications that are material to the business or operations of the Borrower or any of its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have any material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

         (d) Information. (i) Section 5.01 is amended by changing the respective numbers of days specified in subsections (a) and (b) to"100" and "50".

         (ii) Section 5.01 is further amended by the addition of the following concluding paragraph:

                  Information required to be delivered pursuant to clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause 5.01(c) and (ii) the Borrower shall deliver paper copies of the information referred to in clauses 5.01(a), 5.01(b), 5.01(f) or 5.01(g) to any Bank which requests such delivery.

         (e) Debt. Section 5.07(a) is amended to read in its entirety as follows:

                  (a) Consolidated Debt of the Borrower will at no time exceed the MLP of Consolidated Total Capitalization. "MLP" means Maximum Leverage Percentage, which is 74.00%, subject to adjustment after the date hereof as follows: upon issuance of common equity securities pursuant to


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         the PEPS Units at the maturity thereof, the MLP will be reduced to
         67.00%.

         (f) Minimum Net Worth. Section 5.08 is amended to read in its entirety as follows:

                  SECTION 5.08. Minimum Net Worth. Consolidated Net Worth will at no time be less than an amount equal to the sum of (a) $1,236,000,000 plus (b) 50% of Consolidated Net Income for each fiscal quarter of the Borrower ending after December 30, 1998 (but only if such Consolidated Net Income for such fiscal quarter is a positive amount).

         (g) Minimum Interest Coverage Ratio. Section 5.09 is deleted and reserved for future use.

         (h) Successors and Assigns. Section 9.06 (c) is amended by inserting immediately after the number "$10,000,000" the words ", unless the Administrative Agent otherwise agrees in writing".

         (i) Pricing Schedule. (i) The table in the Pricing Schedule of the Credit Agreement is amended to read as follows:

                               Level       Level       Level        Level      Level
       Status                    I           II         III          IV          V
-------------------------------------------------------------------------------------
Euro-Dollar Margin
  Utilization < 25%            0.375%      0.475%      0.675%      0.875%      1.125%
  Utilization > 25%            0.500%      0.600%      0.800%      1.000%      1.250%
              -

CD Margin
  Utilization < 25%            0.500%      0.600%      0.800%      1.000%      1.250%
  Utilization > 25%            0.625%      0.725%      0.925%      1.125%      1.375%
              -

Facility Fee Rate              0.125%      0.150%      0.200%      0.250%      0.375%

         (ii) The definition of "Level II Status" is amended to read in its entirety as follows:

                  "Level II Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and the Borrower's commercial paper is rated A2 or higher by S&P and P2 or higher by Moody's and (ii) Level I Status does not exist.


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
         (iii) The definition of "Level V Status" is amended to read in its entirety as follows:

                  "Level V Status" exists at any date if, at such date no other Status exists.

         (iv) The definition of "Level VI Status" is deleted.

         (v) The definition of "Status" is amended to read in its entirety as follows:

                  "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

         (vi) The definition of "Utilization" is amended to read in its entirety as follows:

                  "Utilization" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the sum of the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans or Letter of Credit Liabilities remain outstanding following termination of the Commitments, Utilization shall be deemed to be in excess of 25%.

         (vii) The definition of "Related Agreement" is deleted.

         (viii) The concluding paragraph of the Pricing Schedule is amended to read in its entirety as follows:

                  The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities or commercial paper, as the case may be, of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

         SECTION 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default under the Credit Agreement will have occurred and be continuing on such date.


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

         SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 6. Effectiveness. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the Administrative Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                    K N ENERGY, INC.



                                    By /s/ Rose M. Robeson
                                      ------------------------------------
                                       Title: Vice President and Treasurer

                                    MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                    By /s/ Stacey L. Haimes
                                       ----------------------------------------
                                       Title: Vice President



                                    BANK OF AMERICA NT & SA


                                    By /s/ David C. Rubenking
                                       ----------------------------------------
                                       Title: Senior Vice President



                                    THE CHASE MANHATTAN BANK


                                    By /s/ Peter M. Ling
                                       ----------------------------------------
                                       Title: Vice President



                                    NATIONSBANK, N.A.


                                    By /s/ David C. Rubenking
                                       ----------------------------------------
                                       Title: Senior Vice President

                                    COMMERZBANK AG LOS ANGELES
                                      BRANCH


                                    By /s/ Christian Jagenberg
                                       ----------------------------------------
                                       Title: Senior Vice President and Manager


                                    By /s/ Carl Kemmerer
                                       ----------------------------------------
                                       Title: Assistant Treasurer



                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By /s/ Alan C. Brown
                                       ----------------------------------------
                                       Title: First Vice President



                                    SOCIETE GENERALE SOUTHWEST AGENCY


                                    By /s/ Richard A. Erbert
                                       ----------------------------------------
                                       Title: Vice President

                                    BAYERISCHE HYPO-und
                                    VEREINSBANK AG,
                                      LOS ANGELES AGENCY


                                    By /s/ Jarunee Hanpachern
                                       ----------------------------------------
                                       Title: Assistant Vice President


                                    By /s/ Pamela J. Gillons
                                       ----------------------------------------
                                       Title: Associate Director



                                    THE NORTHERN TRUST COMPANY


                                    By /s/ John E. Burda
                                       ----------------------------------------
                                       Title: Second Vice President



                                    THE BANK OF NOVA SCOTIA


                                    By /s/ Jon Burckin
                                       ----------------------------------------
                                       Title: Relationship Manager

                                    BARCLAYS BANK PLC


                                    By
                                       ----------------------------------------
                                       Title:



                                    CANADIAN IMPERIAL BANK OF COMMERCE


                                    By
                                       ----------------------------------------
                                       Title:


                                    By
                                       ----------------------------------------
                                       Title:



                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By /s/ Philippe Soustra
                                       ----------------------------------------
                                       Title: Senior Vice President



                                    FIRST UNION NATIONAL BANK



                                    By /s/ Michael J. Kolosowsky
                                       ----------------------------------------
                                       Title: Vice President

                                    TORONTO DOMINION (TEXAS), INC.


                                    By /s/ Alva J. Jones
                                       ----------------------------------------
                                       Title: Vice President



                                    UBS, AG, Stamford Branch


                                    By /s/ Robert W. Casey, Jr.
                                       ----------------------------------------
                                       Title: Executive Director


                                    By /s/ Eric C. Hanson
                                       ----------------------------------------
                                       Title: Associate Director



                                    THE BANK OF NEW YORK


                                    By /s/ Ian K. Stewart
                                       ----------------------------------------
                                       Title: Senior Vice President



                                    CITIBANK, N.A.


                                    By /s/ Mark Stanfield Packard
                                       ----------------------------------------
                                       Title: Vice President

                                    U.S. BANK NATIONAL ASSOCIATION

                                    By /s/ Charles S. Searle
                                       ----------------------------------------
                                       Title: Senior Vice President



                                    DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                    BRANCHES


                                    By /s/ Michael E. Higgins
                                       ----------------------------------------
                                       Title: Vice President


                                    By /s/ Robert Preminger
                                       ----------------------------------------
                                       Title: Assistant Treasurer



                                    KBC BANK N.V.


                                    By /s/ Marcel Claes
                                       ----------------------------------------
                                       Title: Deputy General Manager


                                    By /s/ Michael V. Curran
                                       ----------------------------------------
                                       Title: Vice President

                                    WESTDEUTSCHE LANDESBANK GIROZENTRALE


                                    By /s/ Richard J. Pearse
                                       ----------------------------------------
                                       Title: Managing Director


                                    By /s/ Elisabeth R. Wilds
                                       ----------------------------------------
                                       Title: Associate



                                    WACHOVIA BANK, N.A.


                                    By /s/ Michael Sims
                                       ----------------------------------------
                                       Title: Vice President



                                    WELLS FARGO BANK (TEXAS),
                                    NATIONAL ASSOCIATION


                                    By /s/ Greg Petruska
                                       ----------------------------------------
                                       Title: Vice President



                                    THE BANK OF TOKYO-MITSUBISHI LTD.


                                    By /s/ David L. Denbina, P.E.
                                       ----------------------------------------
                                       Title: Vice President and Manager

                                    THE LONG-TERM CREDIT BANK OF
                                    JAPAN LIMITED


                                    By /s/ Sadao Muraoka
                                       ----------------------------------------
                                       Title: Head of Southwest Region



                                    NORWEST BANK COLORADO, N.A.



                                    By /s/ Thomas M. Foncannon
                                       ----------------------------------------
                                       Title: Senior Vice President